SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June  21, 2006

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On June 21, 2006, KPMG LLP (“KPMG”) was dismissed as the independent registered public accounting firm of HealthTronics, Inc. (the “Company”). The Audit Committee of the Company’s Board of Directors approved such dismissal.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report for the year ended December 31, 2005 indicated that the Company’s 2004 consolidated financial statements and 2003 consolidated statements of income, stockholders’ equity and cash flows had been restated. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report as of December 31, 2005 indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company did not have effective policies and procedures in the Company’s manufacturing segment to identify the appropriate revenue recognition criteria under U.S. generally accepted accounting principles for certain types of customer arrangements and the Company did not have effective policies and procedures to select and appropriately apply U.S. generally accepted accounting principles regarding purchase accounting related to company acquisitions.

In connection with the audits of the years ended December 31, 2005 and 2004, and the subsequent interim period through June 21, 2006, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the Company of the material weaknesses noted in the previous paragraph.

The Company has provided KPMG with a copy of the foregoing disclosure and has requested that KPMG furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not KPMG agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter from KPMG, dated June 23, 2006, is attached to this Form 8-K as Exhibit 16.1.

(b) Effective June 23, 2006, the Company engaged Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm. The decision to engage E&Y was made by the Audit Committee of the Board of Directors of the Company. During the Company’s most recent two years ended December 31, 2005 and 2004 through June 23, 2006, neither the Company nor anyone acting on its behalf consulted with E&Y regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter from KPMG LLP dated June 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: June 26, 2006	By:	/s/ John Q. Barnidge

	Name: Title:	John Q. Barnidge Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

16.1	Letter from KPMG LLP dated June 23, 2006.